Exhibit 99.1

Cabaletta Bio Announces Closing of $100 Million Public Offering of Common Stock, Including Full Exercise of Option to Purchase Additional Shares

PHILADELPHIA, May 22, 2023 — Cabaletta Bio, Inc. (“Cabaletta” or the “Company”) (Nasdaq: CABA), a clinical-stage biotechnology company focused on developing and launching the first curative targeted cell therapies for patients with autoimmune diseases, announced today the closing of an underwritten public offering of 8,337,500 shares of its common stock, including the exercise in full by the underwriters of their option to purchase an additional 1,087,500 shares, at the public offering price of $12.00 per share. The gross proceeds raised in the offering, before underwriting discounts and commissions and estimated expenses of the offering, were approximately $100 million.

TD Cowen, Evercore ISI and Guggenheim Securities acted as joint book-running managers for the offering and H.C. Wainwright & Co. acted as lead manager for the offering.

The shares of common stock were offered by Cabaletta pursuant a registration statement on Form S-3 that was previously filed with, and subsequently declared effective on April 26, 2023 by, the Securities and Exchange Commission (“SEC”). A final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the SEC on May 18, 2023. The final prospectus supplement and accompanying prospectus relating to the offering may be obtained from: Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926, Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055; by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com or Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of these securities under the securities laws of any such state or other jurisdiction.

About Cabaletta Bio

Cabaletta Bio (Nasdaq: CABA) is a clinical-stage biotechnology company focused on the discovery and development of engineered T cell therapies that have the potential to provide a deep and durable treatment for patients with autoimmune diseases. The CABA™ platform encompasses two strategies: the CARTA (chimeric antigen receptor T cells for autoimmunity) strategy, with CABA-201, a 4-1BB-containing fully human CD19-CAR T, as the lead product candidate being evaluated in systemic lupus erythematosus and myositis, and the CAART (chimeric autoantibody receptor T cells) strategy, with multiple clinical-stage candidates, including DSG3-CAART for mucosal pemphigus vulgaris and MuSK-CAART for MuSK myasthenia gravis.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Cabaletta’s public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release, such as the potential of Cabaletta’s engineered T cell therapies to provide a deep and durable treatment for patients with autoimmune diseases, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the anticipated use of proceeds from the public offering and expected cash runway projection. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K filed on March 16, 2023 and our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other filings with the SEC, including those contained or incorporated by reference in the prospectus supplement and accompanying prospectus related to the public offering filed with the SEC. Any forward- looking statements contained in this press release represent Cabaletta’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Cabaletta explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts

Anup Marda

Chief Financial Officer

investors@cabalettabio.com

Sarah McCabe

Stern Investor

Relations, Inc.

212-362-1200

sarah.mccabe@sternir.com